Exhibit 99.1

Calumet Announces Board Member Will Not Stand for Re-Election

INDIANAPOLIS— (PR NEWSWIRE) — March 25, 2026 — Calumet, Inc. (NASDAQ: CLMT) ("Calumet" or the “Company”) announced today that Jennifer Straumins, a member of the Company’s Board of Directors (the “Board”), has informed the Board of her decision not to seek re-election and to retire at the end of her current term, which expires at the Company’s 2026 Annual Meeting of Stockholders.

Straumins has served on the Board since July 2024, previously served on the board of Calumet GP, LLC (the “General Partner”) from February 2021 to July 2024, and was also an employee of the Partnership for 13 years.  Straumins currently serves on the Board’s Strategy and Growth and Risk Committees.

“On behalf of Calumet and the entire Board, I would like to sincerely thank Jennifer for her dedicated commitment and outstanding contributions,” said Steve Mawer, Chair of the Board. “Her extensive specialty products experience and knowledge have been incredibly valuable to the Board.”

“Jennifer has also been a passionate partner to management, and I want to personally thank her for her leadership, support, and tireless dedication,” said Todd Borgmann, CEO. “Jennifer has made a lasting impact on Calumet, and we will build on the strong foundation she has helped establish as we continue to execute our growth strategy.”

“I’d like to thank Steve and Todd for the incredible opportunity to serve on the board these past 5 years. I’d also like to thank Fred Fehsenfeld, Amy Schumacher, and The Heritage Group for so many great experiences. I am especially grateful I had the opportunity to work with and learn from my dad, Bill Grube. Calumet has been a part of my family since I was 16 years old and will always have a special place in my life. I also want to thank the investors and banking partners for all the support over the years. I know the best is still to come for Calumet and the outstanding team in place,” said Jennifer Straumins.

The Board, with the assistance of its Nominating and Governance Committee, will continue to evaluate Board composition and skills to ensure alignment with the Company’s strategy and governance best practices.

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute "forward-looking statements." The words "believe," "expect," "anticipate," "plan," "intend," "should," "would," "could" or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us and include those related to future growth and governance of the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include actions by shareholders or nominees, market conditions, regulatory changes, and factors discussed in our filings with Securities and Exchange Commission, including our latest Annual Report on Form 10-K and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Investors:

John Kompa 317-957-5237

John.Kompa@calumetspecialty.com

Public Relations:

Media Oakes 317-957-5319

Media.Oakes@calumetspecialty.com